UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2015

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

North American Energy Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

On or about October 12, 2015, KSIX Media Holdings, Inc., a Nevada corporation (the “Company”), executed and entered into an “Agreement for the Exchange of Common Stock” (the “Agreement”) with DigitizeIQ, LLC (“DIQ”) an Illinois Limited Liability Company, and Christopher Burd, the sole owner of 100% of DIQ’s issued and outstanding membership interests (the “Seller”) who is a resident of the State of Illinois. Upon the execution of this Agreement, DIQ became a wholly-owned subsidiary of the Company. DIQ’s primary business operation is a full service digital advertising agency specializing in lead generation and landing page optimization specifically designed for mass tort class action lawsuits.

Pursuant to the Agreement, the Company purchased 100% of the membership interests in DIQ for $1,250,000 USD to be paid by the Company (e.g. cash, common stock, and promissory notes) to the Seller or his assigns (“Seller”) as follows:

(1)	upon execution of the Agreement, KSIX shall pay: (a) $250,000 USD; and (b) 1,250,000 shares of restricted Common Stock of the Company, valued at $0.20 per share, or $250,000 USD in the aggregate;

(2)	the issuance by the Company of a non-interest bearing Promissory Note made payable to the Seller or his assigns in the amount of $250,000 USD which shall due on or before November 12, 2015;

(3)	the issuance by the Company of a non-interest bearing Promissory Note made payable to the Seller or his assigns in the amount of $250,000 USD which shall due on or before January 12, 2016; and

(4)	the issuance by the Company of a non-interest bearing Promissory Note made payable to the Seller or his assigns in the amount of $250,000 USD which shall due March 12, 2016.

Pursuant to the terms and conditions of the above described Promissory Notes, the Company with proper notice to the Seller shall have a thirty (30) day period of grace to cure any default resulting from the failure to pay the Seller or his assigns by the due date of each Promissory Note listed above.

SECTION 3 – SECURITIES AND TRADING MATTERS

Item 3.02 – Unregistered Sale of Equity Securities

On or about October 1, 2015, the Company issued 48,000 shares of restricted common stock to Omnivance Advisors as compensation for services valued at $12,000 USD, or $0.25 per share. This issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about October 12, 2015, pursuant to the Agreement described herein, the Company issued 1,250,000 shares of restricted Common Stock of the Company to Christopher Burd, which was valued at $0.25 per share, or $250,000 USD in the aggregate (the “DIQ Stock”). The stock certificate evidencing the DIQ Stock shall be issued to Mr. Burd or his assigns by Action Stock Transfer Corporation as soon as administratively possible. This issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

As stated, the shares of unregistered common stock described above were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Rule 506(b) of Regulation D promulgated under such same said section. In particular, our Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506(b) and Section 4(2) of the Securities Act of1933, that:

i. The purchaser referred to above gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser shall bear a restrictive resale legend consistent with such investment intent and restricting transfer;

ii. Sales were made to a limited number of persons and no general solicitation to the public was made in connection with such sales;

iii. The purchaser represented in writing that he had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

iv. Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

v. The purchaser represented in writing that they acquired the shares for his own account; and

vi. The Purchaser has been placed on notice that the securities purchased are restricted, and as such, will need to be sold in compliance with the safe harbor provisions of Rule 144 of the Act, and may not be transferred otherwise.

Upon close of the above listed sales of unregistered common stock of the Company, the Company will have 36,130,432 shares of Common Stock issued and outstanding held by approximately fifty-two (52) shareholders of record.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

On or about October 1, 2015, the Company entered into a ninety (90) day services agreement with Omnivance Advisors (“Omnivance”), a public relations and communication service provider, whereby Omnivance will provide the Company with consulting service that includes, but will not be limited to, the development, implementation, and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities and to stimulate the investment community’s interest in the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

2.01 - “Agreement for the Exchange of Common Stock” between KSIX Media Holdings, Inc. and Digitize, LLC dated October 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSIX MEDIA HOLDINGS, INC.
DATE: October 16, 2015	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer